Exhibit 99.1
Alimera Sciences Reports Third Quarter 2017 Financial Results

•	Net Revenue of $9.8 million for the third quarter of 2017 compared to $8.3 million for the third quarter of 2016, an 18% increase

•	GAAP Net Loss of $5.3 million for the third quarter of 2017 compared to $9.2 million for the third quarter of 2016, a decrease of 42%

•	Adjusted EBITDA Loss of $1.8 million for the third quarter of 2017 compared to $5.4 million for the third quarter of 2016, a decrease of 67%

•	Company to host conference call on Thursday, November 2, 2017 at 9:00 AM ET

ATLANTA, Nov. 01, 2017 (GLOBENEWSWIRE) -- Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a global pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals, today announced financial results for the three months ended September 30, 2017.
“We are pleased to announce an 18% increase in our quarterly net revenues compared to the third quarter of 2016. This increase was driven by growing end user demand for ILUVIEN, as evidenced by record sales in our international segment. We achieved this growth while at the same time reducing operating expenses by 17% and reducing our net loss by 42% in the third quarter of 2017 compared to the third quarter of 2016. We are announcing an adjusted EBITDA loss of $1.8 million in the third quarter of 2017, down from $5.4 million for the third quarter of 2016. We believe the U.S. real-world clinical evidence, recently presented from our USER Study, will allow us to improve the position of ILUVIEN in the marketplace,” said Dan Myers, Chief Executive Officer of Alimera. “The licensing of additional rights from pSivida positions us to pursue potential approval and commercialization of ILUVIEN for the treatment of uveitis in Europe in 2018. Finally, we expect to continue to drive revenue by communicating the new real-world evidence and expanding the reach of ILUVIEN to additional patients in 2018 through our distribution partnerships.”
Third Quarter 2017 Financial Results
Consolidated net revenue increased by approximately $1.5 million, or 18%, to approximately $9.8 million for the three months ended September 30, 2017, compared to net revenue of approximately $8.3 million for the three months ended September 30, 2016. The increase was primarily attributable to increased end user demand in the U.S. and in Europe, as well as the initial shipments of ILUVIEN to Alimera’s distribution partner in Italy.
U.S. net revenue increased by approximately $900,000, or 15%, to approximately $7.1 million for the three months ended September 30, 2017, compared to U.S. net revenue of approximately $6.2 million for the three months ended September 30, 2016. The increase was driven by increased end user demand for ILUVIEN in the U.S. in 2017.
International net revenue increased by approximately $500,000, or 24%, to approximately $2.6 million for the three months ended September 30, 2017, compared to approximately $2.1 million for the three months ended September 30, 2016. The increase was driven by increased sales of ILUVIEN in Germany as well as the initial shipments of ILUVIEN to Alimera’s distribution partner in Italy.
Consolidated gross profit increased by approximately $900,000, or 12%, to approximately $8.7 million for three months ended September 30, 2017, compared to approximately $7.8 million for the three months ended September 30, 2016. Gross margin was 89% and 94% for the three months ended September 30, 2017 and 2016, respectively. The decrease in gross margin for the three months ended September 30, 2017 was primarily a result of royalty payments payable to pSivida accrued in the third quarter of 2017, as a result of the restructuring of Alimera’s collaboration agreement with pSivida.

In July 2017, Alimera acquired the license rights to uveitis from pSivida US, Inc. (pSivida) for Europe, the Middle East and Africa and restructured its collaboration agreement with pSivida. The restructuring included a conversion of Alimera’s obligation to share profits from the commercialization of ILUVIEN to a royalty on net revenue. As consideration for the uveitis rights and the profit share conversion, Alimera agreed to reduce its right to utilize pSivida’s share of previous losses associated with the commercialization of ILUVIEN, which would have been used to partially offset future profit sharing payments under the prior collaboration agreement. This right of offset was not previously reflected on Alimera’s balance sheet due to the uncertainty of future realizability. Alimera valued the transaction utilizing a present value analysis, at approximately $2.9 million. Because there is no approved indication for ILUVIEN for uveitis at this time, Alimera expensed a $2.9 million non-cash charge as in-process Research and Development Expense in the third quarter of 2017. Alimera also recognized a Recovery of Prior Collaboration Losses of $2.9 million for the value of the right of offset as a reduction of operating expenses. As a result, there was no impact on Alimera’s operating loss or net loss for the three months ended September 30, 2017.
Consolidated operating expenses decreased by approximately $2.5 million, or 17%, to approximately $12.6 million for the three months ended September 30, 2017, compared to $15.1 million for the three months ended September 30, 2016.
Consolidated research, development and medical affairs expenses increased by approximately $2.1 million for the three months ended September 30, 2017, or 64%, to approximately $5.4 million, compared to $3.3 million for the three months ended September 30, 2016. This increase was due to the non-cash charge of $2.9 million incurred for in-process research and development in conjunction with the pSivida transaction in July 2017, offset by an approximately $700,000 reduction attributable to cost saving plans implemented by Alimera in late 2016 and early 2017.
Consolidated general and administrative expenses decreased by approximately $300,000 for the three months ended September 30, 2017, or 8%, to approximately $3.3 million, compared to approximately $3.6 million for the three months ended September 30, 2016.
Consolidated sales and marketing expenses decreased by approximately $1.5 million, or 20%, to approximately $6.0 million for the three months ended September 30, 2017, compared to approximately $7.5 million reported for the three months ended September 30, 2016. The decrease was primarily attributable to cost-saving plans implemented by Alimera in late 2016 and early 2017.
Operating loss was approximately $3.8 million for the three months ended September 30, 2017, compared to an operating loss of approximately $7.2 million for the three months ended September 30, 2016, a decrease of 47%.
GAAP net loss was approximately $5.3 million for the three months ended September 30, 2017, compared to GAAP net loss of approximately $9.2 million for the three months ended September 30, 2016, a decrease of 42%.
Non-GAAP Financial Results
Adjusted EBITDA, as defined below, was approximately negative $1.8 million for the three months ended September 30, 2017, compared to Adjusted EBITDA of approximately negative $5.4 million for the three months ended September 30, 2016, a decrease of 67%. This was primarily due to the increase in global revenue and the decrease in operating expenses due to the cost-savings plans Alimera implemented in late 2016 and early 2017.
For purposes of this press release, “Adjusted EBITDA” is adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock-based compensation expenses, and to the extent they are included in the calculation of earnings, net unrealized gains and losses from foreign currency exchange transactions and gains and losses from the change in the fair value of derivative warrant liability. Alimera provides non-GAAP financial information, which it believes can enhance an overall understanding of its financial performance when considered together with GAAP figures. Refer to the sections of this press release entitled “Non-GAAP Financial Information” and “Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures,” which includes Adjusted EBITDA and Adjusted Operating Expenses.
Conference Call
An accompanying conference call will be hosted by Dan Myers, Chief Executive Officer and Rick Eiswirth, President and Chief Financial Officer. The call will be held at 9:00 AM ET, on November 2, 2017. Please refer to the information below for conference call dial-in information and webcast registration.
Conference date: November 2, 2017, 9:00 AM ET

Conference dial-in: 877-269-7756
International dial-in: 201-689-7817
Conference Call Name: Alimera Sciences Third Quarter 2017 Results Call
Webcast Registration: Click Here
Following the live call, a replay will be available on the Company’s website, www.alimerasciences.com, under “Investor Relations”.
Non-GAAP Financial Information
This press release contains a discussion of non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. Alimera reports its financial results in compliance with GAAP, but believes that the non-GAAP measures of Adjusted EBITDA and Adjusted Operating Expenses will be more relevant measures of Alimera’s operating performance. Alimera uses Adjusted EBITDA and Adjusted Operating Expenses in the management of its business and Alimera’s lender uses Adjusted EBITDA as a financial covenant measurement. Accordingly, Adjusted EBITDA and Adjusted Operating Expenses for the third quarter of 2017 have been presented in certain instances excluding items identified in the reconciliations provided. For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure, see the tables below.
These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures reported by other companies since not all companies may calculate this measure in an identical manner and, therefore, it is not necessarily an accurate measure of comparison between companies.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in Alimera’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, Alimera presents its non-GAAP financial results in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure.
About Alimera Sciences, Inc.
Alimera, founded in June 2003, is a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. Alimera is presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and will affect millions of people in aging populations.
Alimera’s commitment to retina specialists and their patients is manifest in its product and in its development portfolio designed to treat early- and late-stage diseases. For more information, please visit www.alimerasciences.com.
Forward-Looking Statements
This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the opportunity for further growth in 2017 for ILUVIEN, the potential approval and commercialization of ILUVIEN for the treatment of uveitis in Europe. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, continued market acceptance of ILUVIEN in the U.S. and Europe, including physicians’ ability to obtain reimbursement, as well as other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which are on file with the Securities and Exchange Commission (the SEC) and available on the SEC’s website at http://www.sec.gov. Additional factors may be set forth in those sections of Alimera’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, to be filed with the SEC in the fourth quarter of 2017. In addition to the risks described above and in Alimera’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera’s results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved. All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

ALIMERA SCIENCES, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(In thousands)
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$25,624	$30,979
Restricted cash	34	31
Accounts receivable, net	13,454	13,839
Prepaid expenses and other current assets	2,752	2,107
Inventory, net	1,738	446
Total current assets	43,602	47,402
NON-CURRENT ASSETS:
Property and equipment, net	1,514	1,787
Intangible asset, net	19,153	20,604
Deferred tax asset, net	489	436
TOTAL ASSETS	$64,758	$70,229
CURRENT LIABILITIES:
Accounts payable	$5,303	$4,986
Accrued expenses	3,514	3,758
Derivative Warrant liability	—	188
Capital lease obligations	187	191
Total current liabilities	9,004	9,123
NON-CURRENT LIABILITIES:
Note payable, net of discount — less current portion	34,016	33,084
Capital lease obligations - less current portion	199	274
Other non-current liabilities	775	2,162
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock
Series A convertible preferred stock	19,227	19,227
Series B convertible preferred stock	49,568	49,568
Common stock	691	649
Additional paid-in capital	340,301	330,781
Common stock warrants	3,707	3,707
Accumulated deficit	(391,851)	(377,074)
Accumulated other comprehensive loss	(879)	(1,272)
TOTAL STOCKHOLDERS’ EQUITY	20,764	25,586
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$64,758	$70,229

ALIMERA SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands, except share and per share data, unaudited)

NET REVENUE	$9,784	$8,298	$26,770	$23,656
COST OF GOOD SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(1,039)	(486)	(2,395)	(1,420)
GROSS PROFIT	8,745	7,812	24,375	22,236

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSE EXPENSES	5,420	3,261	9,768	9,486
GENERAL AND ADMINISTRATIVE EXPENSES	3,320	3,645	9,596	11,079
SALES AND MARKETING EXPENSES	6,002	7,452	16,564	22,071
DEPRECIATION AND AMORTIZATION	679	697	2,012	2,082
RECOVERABLE COLLABORATION COSTS	(2,851)	—	(2,851)	—
OPERATING EXPENSES	12,570	15,055	35,089	44,718
NET LOSS FROM OPERATIONS	(3,825)	(7,243)	(10,714)	(22,482)

INTEREST EXPENSE, NET AND OTHER	(1,431)	(1,330)	(4,152)	(3,842)
UNREALIZED FOREIGN CURRENCY LOSS, NET	(6)	(51)	(6)	(31)
CHANGE IN FAIR VALUE OF DERIVATIVE WARRANT LIABILITY	—	(588)	188	1,755
LOSS ON EARLY EXTINGUISHMENT OF DEBT	—	—	—	(2,564)
NET LOSS BEFORE TAXES	(5,262)	(9,212)	(14,684)	(27,164)
PROVISION FOR TAXES	(23)	(33)	(93)	(84)
NET LOSS	$(5,285)	$(9,245)	$(14,777)	$(27,248)
NET LOSS PER SHARE - Basic and diluted	$(0.08)	$(0.16)	$(0.22)	$(0.56)
WEIGHTED AVERAGE SHARES OUTSTANDING - Basic and diluted	68,430,856	56,103,534	66,272,691	48,759,381

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES
GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands, unaudited)
GAAP NET LOSS	$(5,285)	$(9,245)	$(14,777)	$(27,248)
Adjustments to net loss:
Interest Expense, Net and Other	1,431	1,330	4,152	3,842
Depreciation and Amortization	679	697	2,012	2,082
Provision for Taxes	23	33	93	84
Stock-Based Compensation	1,302	1,134	3,703	3,753
Unrealized Foreign Currency Exchange Losses	6	51	6	31
Change in the Fair Value of Derivative Warrant Liability	—	588	(188)	(1,755)
NON-GAAP ADJUSTED EBITDA	$(1,844)	$(5,412)	$(4,999)	$(19,211)

GAAP OPERATING EXPENSES TO NON-GAAP ADJUSTED OPERATING EXPENSES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands, unaudited)
GAAP OPERATING EXPENSES	$12,570	$15,055	$35,089	$44,718
Adjustments to Operating Expenses:
Depreciation and Amortization	(679)	(697)	(2,012)	(2,082)
Stock-Based Compensation	(1,302)	(1,134)	(3,703)	(3,753)
NON-GAAP ADJUSTED OPERATING EXPENSES	$10,589	$13,224	$29,374	$38,883

Contact
CG CAPITAL
Rich Cockrell
877.889.1972
investorrelations@cg.capital